EXHIBIT 99.3

MAGNUS INTERNATIONAL RESOURCES
ACQUIRING AFRICAN MINERAL FIELDS TO EXPLORE
MINERAL OPPORTUNITIES IN AFRICA

Las Vegas, Nevada – October 5, 2006 -  Magnus International Resources ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’)  announced today that it has entered into a letter of intent to acquire African Mineral Fields, a company which holds an exclusive option to acquire 100% interests in four gold projects in Uganda. The acquisition comes as part of Magnus’ decision to expand its mineral portfolio into Africa, which holds 55% of the known global gold resource and is experiencing a re-surgence in investment into mineral exploration and development.

Two of the four projects, Mwerusandu and Mitoma, are located in the Karagwe-Ankolean Belt, believed to be the northern extension of the gold-rich Kibaran Belt that originates in the east-central Democratic Republic of Congo (DRC). The Kibaran Belt hosts major gold deposits, including Banro Corporation’s recent finds that have an inferred resource of some 5.4 million ounces. In the DRC, the Kibaran Belt trends northeast through the Namoya and Twangiza gold deposits. As the belt passes through Rwanda and into Uganda, it is known as the Karagwe-Ankolean Belt. This belt of highly prospective rocks has been very under-explored in Uganda. African Mineral Fields’ other two projects, Mubende and Lugazi, are also located in highly prospective areas.

Subject to definitive agreement, the Company will issue a total of six million common shares and two million Series “B” preferred shares to acquire 100% of  African Mineral fields, Inc., which is majority owned by a director of the Company, Graham Taylor.  The two million Series “B” preferred shares will convert to up to two million common shares subject to the properties of African Mineral fields, Inc. developing a minimum of 250,000 resource category gold ounces and based upon one share for each gold ounce in the inferred, resource and proven categories.

“The acquisition gives Magnus shareholders instant exposure to some of the most promising gold properties in Africa,” said Graham Taylor, President and CEO of Magnus.  “The African Mineral Fields management team has extensive experience throughout Africa. Combined with the specific expertise of the Joint Venture partner in East Africa, it strengthens African Mineral Fields’ ability to move quickly to develop these properties to their full potential.”

AFRICAN MINERAL FIELDS JOINT VENTURE

African Mineral Fields has partnered with East Africa Mineral Resources and Flemish Investments Limited (collectively, East African Mineral Fields, or EAMR) to form the African Mineral Fields-EAMR Joint Venture. The highly experienced Flemish exploration team has completed systematic geological and surface geochemical investigations in Uganda over the past several years, focusing attention on major fault and structural zones that are known controls on world-class gold deposit locations in adjacent countries.

The Joint Venture, one of the most significant exploration license holders in Uganda, now controls a portfolio of gold properties along prospective regional structures where reconnaissance exploration has established the presence of gold in drainage and soil/rock surveys. Several of the properties are drill ready, and will be drilled during the coming year under Joint Venture work programs.

AFRICA’S MINERAL WEALTH

Africa has more than 50 nations with un-developed or under-developed mineral and/or oil and gas resources. Collectively, they hold 55% of the world’s gold resources. In many cases, war, political unrest or uncertain regulation has long hindered or altogether prevented exploration and development using modern methods. Today, however, many resource-rich African countries have established a level of political stability and economic reform that is creating an increasingly attractive environment for investment. In the last eight years, Africa has built seven new gold mines with resource figures of 55 million ounces, more than any other region. Over the next eight years, 26% of new gold discoveries are projected to come from Africa.

In addition to South Africa, the world’s largest gold producer, African Mineral Fields is focusing initial exploration and development in five countries: Uganda, Ethiopia, Democratic Republic of the Congo (DRC), Tanzania, and Madagascar. These five are part of a widespread mining resurgence in East Africa. Directors of the Lundin Group, one of Sweden’s largest mining companies, predicted that the East African region will attract investment in the mineral industry not experienced in the past 100 years.

FOCUS AREAS

African Mineral Fields is focusing its exploration effort in countries that are highly endowed with mineral wealth, are under-explored or still provide good opportunity for successful exploration, have favourable mineral resource development policies, and provide a good fit to the Company’s growth strategy. Current effort is being directed to Uganda, Ethiopia, DRC, Tanzania, South Africa, and Madagascar. While opportunity focus is currently being directed to these countries, African Mineral Fields maintains a watching brief throughout Africa to identify new opportunities that may fit the Company’s business plan.

Mwerusandu Project

The Mwerusandu Project comprises three exploration licenses (Mwerusandu North, Mwerusandu West and Nyamulidira) on 55.7square kilometers. Exploration to date has included reconnaissance surveys and rock sampling that identified outcrops of “light green rock” with 4-6 grams per tonne of gold. Follow-up trenching has identified a drill ready quartz vein outcrop with 20.4 grams per tonne of gold over 3.5m. Recent sampling has identified visible gold in subcropping rocks. Systematic surface sampling, comprehensive structural analysis, and drilling are planned for this property under the existing Joint Venture work commitment.

Mitoma Project

The Mitoma Project comprises five exploration licenses (Kahungye, Rugoma, Rutaka, Nchwero and Kabira) on 141 square kilometres. Exploration to date has included regional drainage surveys to determine whether gold could be detected along regional structural trends in favourable host rock lithologies. Extensive occurrences of gold in alluvial samples have been identified within the Mitoma licenses, and gold grain studies have indicated the sources of the identified grains are likely to be nearby. Follow up investigation, including the sampling and analysis of over 2,000 soil samples, has revealed coherent source areas defined by elevated concentrations of gold in soil.

Mubende Project

The Mubende Project is located about 300 kilometres northeast of the Company’s first two Projects, Mitoma and Mwerusandu. Exploration at Mubende focuses on a style of gold deposit known as intrusive related gold. World-class gold deposits of this style include the Fort Knox and Pogo gold deposits in Alaska. Rocks within the Singo granites in central Uganda display alteration characteristics and metallogenic element associations that make the Singo granites in Central Uganda highly prospective for gold.

Reconnaissance drainage sampling completed throughout the geologic terrain of the Singo granite by EAMR has revealed discrete drainage areas containing elevated concentrations of gold. These areas are scheduled for more detailed investigation as part of the Mubende exploration program, which will include extensive soil sampling, structural geology analysis, and follow up field investigation.

Lugazi Project

The Lugazi Project is located in south central Uganda, about 50 kilometres east of the capital, Kampala. The Lugazi Project has demonstrated potential for nickel, gold, and possibly platinum group elements associated with nickel sulphides. The Lugazi Project is located in an area of poor rock exposure, but where early stage geochemistry surveys have yielded promising results.

Early stage reconnaissance drainage and follow up soil geochemistry exploration has revealed good nickel features in soil, and even better gold occurrences. These will be followed up by infill soil surveys, and drilling of targets within the first year of the exploration program is anticipated.

OTHER AFRICAN MINERAL FIELDS FOCUS COUNTRIES

Ethiopia

Gold is Ethiopia’s main mineral export and has been mined there since ancient times, primarily as alluvial or free gold. During the 1990s, the government revamped mining law and regulations and began upgrading infrastructure to support mining. At present, Ethiopia has a single large-scale gold mine, Lega Dembi. Ethiopia’s geological survey continues regional mapping and geophysical surveys over parts of the country and has completed its survey of the promising Bure and Abergele gold and base metal prospects.

Democratic Republic of Congo (DRC)

Formerly known as Zaire, DRC is rich in cobalt, copper, niobium, tantalum, petroleum, industrial and gem diamonds, gold, silver, zinc, manganese, tin, uranium and coal. DRC’s Kilo Moto Goldfields are believed to be among the largest in Africa. A 2005 revised resource estimate covering three deposits in the Kilo Moto greenstone belt showed a resource estimate of 2.8 million ounces of indicated resources and 8.1 million ounces of inferred resources of gold. In 2003, DRC began a return to relative political stability and the creation of a more favourable investment environment. In the Kibaran Gold Belt in east central DRC, recent exploration from Namoya to Twangiza by Banro Corporation has resulted in inferred resources of 5.4 million ounces of gold.

Tanzania

Tanzania is enjoying a booming mining sector, particularly for gold and gemstones. Rich in tin, phosphates, iron ore, coal, diamonds, gemstones, gold, natural gas and nickel, Tanzania has emerged as the continent’s third-largest gold-producing country after South Africa and Ghana. Annual production of gold increased from some 43.2 tonnes in 2002 to about 48.0 tonnes in 2003. Tanzania now has proven gold reserves of more than 36 million ounces. A major nickel belt in the south contains the Kabanga nickel deposit, now the world’s second largest undeveloped nickel deposit after

Voisey’s Bay in Canada. In the northwest, the Lake Victoria Goldfields have a resource base of more than 13 million ounces of gold.

Madagascar

A growing number of mineral exploration companies are now testing Madagascar’s deposits of nickel, gold, ilemenite, bauxite and precious stones, chiefly sapphires, rubies and diamonds. A new mining code, developed in co-operation with the World Bank, is helping to drive new exploration. The code reduces taxes on income and dividends, lowers customs duties and establishes a uniform licensing regime and grants rights to international arbitration of disputes. Madagascar is also updating and improving its geological and mining databases. Madagascar’s 10 gold producing regions are estimated to hold as much as 70 tonnes of gold. Most gold exploration is taking places in northern areas, especially the Betsiaka Goldfield.

South Africa

South Africa is the world’s largest gold producer, a leading diamond producer and is among the top 10 coal producers in the world. Platinum, vanadium and chromate also figure high in South Africa’s resource inventory. South Africa has enormous gold ore reserves, estimated at 40,000 tonnes, representing 40% of global reserves. The main gold producing area is concentrated on the Witwatersrand Basin, which has been mined for more than 100 years and has produced more than 41,000 tonnes of gold. The Basin remains the greatest unmined resource of gold in the world. There are also a number of greenstone belts, with the main producers being the Barberton greenstone belt (situated in the Mpumalanga province, just north of Swaziland) and the Kraaipan greenstone belt (located west of Johannesburg, near Kuruman).

MANAGEMENT

African Mineral Fields’ management have proven their ability to identify, acquire and cost-effectively develop, with industry-leading partners, promising overseas mineral properties that others have overlooked.

Graham Taylor, Chairman and CEO. Mr. Taylor also heads Magnus International Resources (US NASD OTCBB: “MGNU”). Since founding Magnus in November 2003, he has raised more than $12 million in equity financing and increased its valuation from an initial $6 million to $70 million by mid-2006. Magnus now has one of the most experienced exploration teams in China - charged with identifying, acquiring and developing primarily gold properties. Magnus’ core property is Huidong, located adjacent to, and on trend with the Boka gold project of Southwestern Resources (TSX: “SWG”) which had an estimated gold resource of 5.4 million ounces as of mid-2005. Mr. Taylor started his career with Nomura International and Banque National de Paris in London, UK before founding Technique Capital Corp., a venture capital and M&A firm.

Gavin Conway, Managing Director. Gavin Conway has 20 years worldwide experience in precious and base metals exploration and mining as a country manager, project manager, senior exploration geologist, geotechnical engineering geologist and mine geologist. Mr. Conway has worked on projects in Africa, Asia, South America and Europe. He holds a BSc Honours in geology and geochemistry from the University of Cape Town and an MSc in geology from University of the Witwatersrand, Johannesburg.

Bruce Milne, Uganda Exploration and Country Manager. Mr. Milne is an experienced geologist with an excellent track record of discovery in Africa. He worked as country manager in Tanzania for Pangea and was apart of the team that discovered the Tulawaka, Golden Ridge and Buzwagi gold deposits currently owned by Barrick Gold. Mr. Milne has successfully managed exploration programs in Africa from reconnaissance through advanced drilling stages.

John Dixon, Consulting Geologist. Dr. Dixon is a geologist with 19 years experience in mineral exploration in Sub Saharan Africa, primarily for gold, other precious metals including platinum, base metals and commodities such as heavy mineral sands and coal. Working in Zimbabwe, Zambia, Botswana, South Africa, DRC, Tanzania, Kenya and Malawi, Mr. Dixon developed special expertise in target generation, which he did as a consultant for Placer Dome in East and Central Africa from 2000 until early 2006. John Dixon is co-founder of Bastillion Resources, a renowned mineral resources consulting firm based in Johannesburg, and Flemish Investments, an early exploration mover in Uganda.

GROWTH STRATEGY

African Minerals Fields’ goal is to maximize shareholder value by exploring and developing properties of merit in an efficient, effective manner that optimizes their value. The Company accomplishes this by creating strategic relationships with some of the most experienced and successful groups in the exploration and mining industries. In creating and maintaining these partnerships, African Minerals Fields creates joint ventures with partners capable of providing the knowledge, skill, and resources to advance projects through to successful production. Another principal objective is to minimize dilution and retain a substantial interest in each property. In doing so, the Company enables its shareholders to achieve maximum exposure to future profits while minimizing investment risk. African Minerals Fields’ skill in risk analysis and containment enables it to enter areas that others are either unwilling or unable to develop.

SUSTAINABILITY AND SOCIAL INVESTMENT

African Minerals Fields embraces its corporate responsibility to conduct business in environmentally sound ways while providing support that promotes the social and economic well being of the communities and host countries in which it operates. This sustainable approach is good business practice that reduces risk, strengthens relationships with stakeholders and makes the Company a more attractive partner in development based on mutual trust. Such commitment typically manifests in increased employment and economic vitality, training in lifelong work skills, funding for community development programs in water supply, education, healthcare and other forms of social investment.

ABOUT MAGNUS INTERNATIONAL RESOURCES, INC.

Magnus International Resources, Inc. specializes in identifying, acquiring and developing precious and base metal properties. Magnus’ objective is to develop a balanced global portfolio of early-to-advanced stage projects. Magnus is currently focused on gold projects in China and Africa. Magnus retains a 90 percent interest in two Sino-foreign joint venture exploration projects, Huidong and Mangshi. The Huidong property is on trend with Southwestern Resources’ Boka project, which has an estimated 5.4 million ounces of gold. Through the acquisition of newly-established subsidiary, African Mineral Fields, Magnus has acquired an exclusive option to acquire 100% interests in four gold projects in Uganda.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Magnus International Resources, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Magnus expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to price volatility of gold and other metals; currency fluctuations; political, operational, and governmental approval and regulation risks in China and Africa. For a more detailed discussion of such risks and other factors, please see "Risk Factors" in our Form 10-K for our most recently completed fiscal year, on file with the SEC at www.sec.gov. This document also contains information about adjacent properties on which Magnus has no rights to explore or mine. Investors are cautioned that mineral deposits on adjacent properties are not necessarily indicative of mineral deposits on Magnus' properties.